Exhibit 10.1.2



                                  Annex A (Recitals)
                                           --------

                                          to

                                   CREDIT AGREEMENT
                                   ----------------

                                     DEFINITIONS
                                     -----------

                    Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections,, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the
          Agreement:

                    "Account Debtor" shall mean any Person who may become
                     --------------
          obligated to any Credit Party under, with respect to, or on account of, an Account.

                    "Accounting Changes" has the meaning ascribed thereto
                     ------------------
          in Annex G.
             -------

                    "Accounts" shall mean collectively the Canadian
                     --------
          Accounts and US Accounts.

                    "Acquisition Pro Forma" shall have the meaning assigned
                     ---------------------
          to it in Section 6.1(ix)(A).

                    "Acquisition Projections" shall have the meaning
                     -----------------------
          assigned to it in Section 6.1(ix)(B).

                    "Advance" shall mean any Revolving Credit Advance.
                     -------

                    "AEC Funding" shall mean AEC Funding Corp., a Delaware
                     -----------
          corporation.

                    "AEC Funding Borrowing Base" shall mean for AEC Funding
                     --------------------------
          only, as of any date of determination by Agent, from time to time, an amount equal to the sum, expressed in Canadian Dollars (except as otherwise provided for in the Agreement) at such time of:

                    (a) up to eighty-five percent (85%) of the book value of Eligible Accounts (other than Eligible Incomplete Cost Plus Contract Accounts) owned by the Canadian Subsidiaries, less any Reserves established by Agent at such time; and

                    (b) up to fifty percent (50%) of the book value of the Eligible Incomplete Cost Plus Contract Accounts owned by the Canadian Subsidiaries, less any Reserves established by Agent at such time.

                    "Affected Lender" shall have the meaning assigned to it
                     ---------------
          in Section 1.15(c).

                    "Affiliate" shall mean, with respect to any Person, (a)
                     ---------
          each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of any Credit Party, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Credit Party. For the purposes of this definition, "control" of
                                                               -------
          a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term
                                 --------  -------
          "Affiliate" shall specifically exclude Agent and each Lender.
           ---------

                    "Agent" shall mean GE Capital or its successor
                     -----
          appointed pursuant to Section 9.7.
                                -----------

                    "Aggregate Borrowing Base" shall mean, as of any date
                     ------------------------
          of determination, an amount equal to the sum of the Domestic Borrowers Borrowing Base and the US Dollar Amount of the AEC Funding Borrowing Base.

                    "Agreement" shall mean the Credit Agreement by and
                     ---------
          among Borrowers, the other Credit Parties named therein, GE Capital, as Agent and Lender and the other Lenders signatory from time to time to the Agreement.

                    "Appendices" shall have the meaning assigned to it in
                     ----------
          the recitals to the Agreement.

                    "Applicable BA Rate Margin" shall mean the per annum
                     -------------------------
          interest rate from time to time in effect and payable in addition to the BA Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).
                       --------------

                    "Applicable L/C Margin" shall mean the per annum fee,
                     ---------------------
          from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to
          Section 1.5(a).
          --------------

                    "Applicable Margins" means collectively the Applicable
                     ------------------
          L/C Margin, the Applicable Unused Line Fee Margin, the Applicable BA Rate Margin and the Applicable Revolver Index Margin.

                    "Applicable Percentage" shall have the meaning assigned
                     ---------------------
          to it in Section 1.8(c).

                    "Applicable Revolver Index Margin" shall mean the per
                     --------------------------------
          annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a) of the
                                              --------------
          Agreement.

                    "Applicable Unused Line Fee Margin" shall mean the per
                     ---------------------------------
          annum fee, from time to time in effect, payable in respect to Borrowers' non-use of committed funds pursuant to Section 1.8(b),
                                                            --------------
          which fee is determined by reference to Section 1.5(a).
                                                  --------------

                    "Assignment Agreement" shall have the meaning assigned
                     --------------------
          to it in Section 9.1(a).
                   --------------

                    "Bankruptcy Code" shall mean the provisions of Title 11
                     ---------------
          of the United States Code, 11 U.S.C. Sections 101 et. seq.
                                                            --- ---

                    "BA Rate" shall mean the rate per annum determined by
                     -------
          Agent by reference to the average rate quoted on the Reuters Monitor Screen (Page CDOR, or such other Page as may replace such Page on such Screen for the purpose of displaying Canadian interbank bid rates for Canadian dollar bankers' acceptances) applicable to Canadian dollar bankers' acceptances with a term of 30 days as of 10:00 a.m. (Toronto time) one Business Day before the Closing Date in respect of the period from and including the Closing Date to the last day of the month in which the Closing Date occurs, and, thereafter, one Business Day before the first day of each month in respect of that month. If for any reason the Reuters Monitor Screen rates are unavailable, BA Rate means the rate of interest determined by Agent which is equal to the arithmetic mean (rounded upwards to the nearest basis point) of the rates quoted by The Bank of Nova Scotia, Royal Bank of Canada and Canadian Imperial Bank of Commerce in respect of Canadian Dollar bankers' acceptances with a term comparable to such BA Period as of 10:00 a.m. (Toronto time) one Business Day before the Closing Date in respect of the period from and including the Closing Date to the last day of the month in which the Closing Date occurs, and, thereafter, one Business Day before the first day of each month in respect of that month. For greater certainty, no adjustment shall be made to account for the difference between the number of days in a year on which the rates referred to in this definition are based and the number of days in a year on the basis of which interest is calculated in the Agreement.

                    "BA Rate Loans" shall mean a Loan or portion thereof
                     -------------
          bearing interest by reference to the BA Rate.

                    "Borrower" and "Borrowers" shall have the respective
                     --------       ---------
          meanings assigned thereto in the recitals to the Agreement.

                    "Borrower Accounts" shall have the meaning assigned to
                     -----------------
          it in Annex C.
                -------

                    "Borrower Groups" shall mean, individually and
                     ---------------
          collectively, the Turner Group; the United Eco Group; the Industra Service Group and the Chempower Group.

                    "Borrower Representative" shall mean Holdings in its
                     -----------------------
          capacity as Borrower Representative pursuant to the provisions of
          Section 1.1(b).
          --------------

                    "Borrowing Availability" shall have the meaning
                     ----------------------
          assigned to it in Section 1.1(a)(i).
                            -----------------

                    "Borrowing Base" shall mean, as the context may
                     --------------
          require, each of the Domestic Borrowers Borrowing Base, the AEC Funding Borrowing Base or any or all of them.

                    "Borrowing Base Certificate" shall mean a certificate
                     --------------------------
          to be executed and delivered from time to time by each Borrower Group, AEC Funding and Specialty, respectively, in the form attached to the Agreement as Exhibit 4.1(b).
                                       --------------

                    "Business Day" shall mean any day that is not a
                     ------------
          Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                    "Canadian Accounts" shall mean all "accounts," as such
                     -----------------
          term is defined in the PPSA, now owned or hereafter acquired by any Credit Party and, in any event, including (a) all accounts receivable, other receivables, book debts, claims and other forms of obligations (other than forms of obligations evidenced by chattel paper, securities or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Credit Party, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the PPSA), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to any Credit Party, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

                    "Canadian Benefit Plans" shall mean all material
                     ----------------------
          employee benefit plans of any nature of kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by any Credit Party having employees in Canada.

                    "Canadian Collateral Documents" shall mean each
                     -----------------------------
          Security Agreement of even date herewith entered into between Agent, on behalf of itself and Lenders, and each of the Canadian Subsidiaries, Holdings, Nucon and Energy, respectively.

                    "Canadian Collection Account" shall mean that certain
                     ---------------------------
          account of Agent, account number 101527 in the name of Agent at Royal Bank of Canada in Toronto, Ontario or such other account as may be specified in writing by Agent as the "Canadian Collection Account".

                    "Canadian Dollars" or "C$" shall mean the lawful
                     ----------------      --
          currency of Canada.

                    "Canadian Pension Plans" shall mean each plan which is
                     ----------------------
          considered to be a pension plan for the purposes of any applicable pension benefits standards statute and/or regulation in Canada established, maintained or contributed to by any Credit Party for its employees or former employees.

                    "Canadian Subsidiaries" shall mean, individually and
                     ---------------------
          collectively, MM Industra Limited, a Nova Scotia corporation; Industra Service Corporation, a British Columbia corporation; and Industra Thermal Service Corporation, a British Columbia corporation.

                    "Capital Expenditures" shall mean, with respect to any
                     --------------------
          Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

                    "Capital Lease" shall mean, with respect to any Person,
                     -------------
          any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

                    "Capital Lease Obligation" shall mean, with respect to
                     ------------------------
          any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

                    "Cash Collateral Account" has the meaning assigned to
                     -----------------------
          it in Annex B.
                -------

                    "Cash Equivalents" has the meaning assigned to it in
                     ----------------
          Annex B.
          -------

                    "Cash Management Systems" shall have the meaning
                     -----------------------
          assigned to it in Section 1.7.
                            -----------

                    "Change of Control" means any of the following:  (a)
                     -----------------
          any person or group of persons (within the meaning of the Securities Exchange Act of 1934), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934,) of twenty percent (20%) or more of the issued and outstanding shares of capital Stock of Holdings having the right to vote for the election of directors of Holdings under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the Stockholders of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, (c) except as expressly permitted hereunder, Holdings shall cease to directly or indirectly own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of its Subsidiaries or
          (d) except as expressly permitted hereunder, any Borrower shall cease to directly or indirectly own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of its Subsidiaries or (e) the occurrence of a "Change of Control" as said quoted term is defined in the Indenture.

                    "Charges" shall mean all federal, state, county, city,
                     -------
          municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party,
          (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

                    "Chattel Paper" shall mean any "chattel paper," as such
                     -------------
          term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

                    "Chempower Group" shall mean collectively, Chempower,
                     ---------------
          Inc., an Ohio corporation; Global Power Company, an Ohio corporation; Brookfield Corporation, an Ohio corporation; Southwick Corporation, an Ohio corporation; and Controlled Power Limited Partnership, an Illinois limited partnership.

                    "Closing Date" shall mean May 7, 1999.
                     ------------

                    "Closing Checklist" shall mean the schedule, including
                     -----------------
          all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.
                    -------

                    "Code" shall mean the Uniform Commercial Code as the
                     ----
          same may, from time to time, be enacted and in effect in the State of New York; provided, however, in the event that, by
                             --------  -------
          reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's or any Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

                    "Collateral" shall mean the property covered by the
                     ----------
          Security Agreement and the other Collateral Documents, and any other property, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

                    "Collateral Documents" shall mean the Security
                     --------------------
          Agreement, the Canadian Collateral Documents, the Guaranties and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

                    "Collateral Reports" shall mean the reports with
                     ------------------
          respect to the Collateral referred to in Annex F.
                                                   -------

                    "Collection Account" shall mean the Canadian Collection
                     ------------------
          Account or the US Collection Account or both of them.

                    "Commitment Termination Date" shall mean the earliest
                     ---------------------------
          of (a) the Stated Expiry Date, (b) the date of termination of Lenders' obligations to make Advances and/or incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible
                      --------------
          prepayment in full by Borrowers of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Revolving
                      -------
          Loan Commitment to zero dollars ($0).

                    "Commitments" shall mean (a) as to any Lender, the
                     -----------
          aggregate of such Lender's Revolving Loan Commitment or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments, which aggregate commitment shall be Thirty Million US Dollars ($30,000,000) on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced or adjusted from time to time in accordance with the Agreement.

                    "Compliance Certificate" shall have the meaning
                     ----------------------
          assigned to it in Annex E.
                            -------

                    "Concentration Accounts" shall have the meaning
                     ----------------------
          assigned to it in Annex C.
                            -------

                    "Consultants" shall mean Industra Engineers &
                     -----------
          Consultants, Inc., a British Columbia corporation.

                    "Contracts" shall mean all "contracts," as such term is
                     ---------
          defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

                    "Copyrights" shall mean all of the following now owned
                     ----------
          or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

                    "Credit Parties" shall mean each Borrower and the
                     --------------
          Guarantors.

                    "Current Assets" shall mean, with respect to any
                     --------------
          Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding cash, cash equivalents and debts due from Affiliates.

                    "Current Liabilities" shall mean, with respect to any
                     -------------------
          Person, all liabilities which should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, and the current portion of long-term debt required to be paid within one year, but excluding, in the case of Borrowers, the aggregate outstanding principal balances of the Revolving Loan.

                    "Default" shall mean any event which, with the passage
                     -------
          of time or notice or both, would, unless cured or waived, become an Event of Default.

                    "Default Rate" shall have the meaning assigned to it in
                     ------------
          Section 1.5(d).
          --------------

                    "Disbursement Accounts" shall have the meaning assigned
                     ---------------------
          to it on Annex C.
                   -------

                    "Disclosure Schedules" shall mean the Schedules
                     --------------------
          prepared by Borrowers and denominated as Disclosure Schedules herein and as Schedules in the Index to the Agreement.

                    "Documents" shall mean any "documents," as such term is
                     ---------
          defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

                    "Dollars" or "US Dollars" or "$" shall mean lawful
                     -------      ----------      -
          currency of the United States of America.

                    "Domestic Borrowers" shall mean, individually and
                     ------------------
          collectively, the Borrower Groups, Specialty and SRS.

                    "Domestic Borrowers Borrowing Base" shall mean for each
                     ---------------------------------
          respective Borrower Group (determined, as to each such Borrower Group, on a consolidated basis), SRS and Specialty, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

                    (a) up to eighty-five percent (85%) of the book value of each such respective Domestic Borrower's Eligible Accounts (other than Eligible Incomplete Cost Plus Contract Accounts), less any Reserves established by Agent at such time; and

                    (b) up to fifty percent (50%) of the book value of each such respective Domestic Borrower's Eligible Incomplete Cost Plus Contract Accounts less any Reserves established by Agent at such time.

                    "EBITDA" shall mean, with respect to any Person for any
                     ------
          fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period, minus (b)
                                                                  -----
          the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains which have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

                    "Eligible Accounts" shall have the meaning assigned to
                     -----------------
          it in Section 1.6.
                -----------

                    "Eligible Incomplete Cost Plus Contract Accounts" shall
                     -----------------------------------------------
          mean all Accounts that arise under a Contract for a specific project, (a) which Contract provides for periodic billing for time and materials, (b) which specific project is not yet complete, and (c) which Accounts, notwithstanding the criteria set forth in Section 1.6(b) of the Agreement, Agent, in its reasonable credit judgment, determines to be an Eligible Account under Section 1.6 of the Agreement.

                    "Energy" shall mean Canadian Energy Service Limited, a
                     ------
          British Columbia corporation.

                    "Energy Guaranty" shall mean the guaranty of even date
                     ---------------
          herewith executed by Energy in favor of Agent and Lenders.

                    "Environmental Laws" shall mean all applicable federal,
                     ------------------
          state, local and foreign laws, statutes, ordinances, codes, rules, standards, orders-in-council and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.) ("CERCLA"); the Hazardous Materials
                        ------     ------
          Transportation Authorization Act of 1994 (49 U.S.C. Section 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act
          ------
          (7 U.S.C. Sections 136 et seq.); the Solid Waste Disposal Act (42
                                 ------
          U.S.C. Sections 6901 et seq.); the Toxic Substance Control Act
                               ------
          (15 U.S.C. Sections 2601 et seq.); the Clean Air Act (42 U.S.C.
                                   ------
          Sections 7401 et seq.); the Federal Water Pollution Control Act
                        ------
          (33 U.S.C. Sections 1251 et seq.); the Occupational Safety and
                                   ------
          Health Act (29 U.S.C. Sections 651 et seq.); and the Safe
                                             ------
          Drinking Water Act (42 U.S.C. Sections 300(f) et seq.), and any
                                                        ------
          and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

                    "Environmental Liabilities" shall mean, with respect to
                     -------------------------
          any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

                    "Environmental Permits" shall mean all permits,
                     ---------------------
          licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

                    "Equipment" shall mean all "equipment," as such term is
                     ---------
          defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment, and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

                    "Equivalent Amount" shall mean, on any date of
                     -----------------
          determination, with respect to obligations or valuations denominated in one currency (the "first currency"), the amount of another currency (the "second currency") which would result from the conversion of the relevant amount of the first currency into the second currency at the 12:00 noon rate quoted on the Reuters Monitors Screen (Page BOFC or such other Page as may replace such Page for the purpose of displaying such exchange rates) on such date or, if such date is not a Business Day, on the Business Day immediately preceding such date of determination, or at such other rate as may have been agreed in writing between Borrower Representative and Agent.

                    "ERISA" shall mean the Employee Retirement Income
                     -----
          Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

                    "ERISA Affiliate" shall mean, with respect to any
                     ---------------
          Credit Party, any trade or business (whether or not incorporated) which, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

                    "ERISA Event" shall mean, with respect to any Credit
                     -----------
          Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under
          Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under
          Section 4241 of ERISA; or (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

                    "ESOP" shall mean a Plan which is intended to satisfy
                     ----
          the requirements of Section 4975(e)(7) of the IRC.

                    "Event of Default" shall have the meaning assigned to
                     ----------------
          it in Section 8.1.
                -----------

                    "Fair Labor Standards Act" shall mean the Fair Labor
                     ------------------------
          Standards Act, 29 U.S.C. Section 201 et seq.
                                               ------

                    "Federal Funds Rate" shall mean, for any day, a
                     ------------------
          floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Agent.

                    "Federal Reserve Board" means the Board of Governors of
                     ---------------------
          the Federal Reserve System, or any successor thereto.

                    "Fees" shall mean any and all fees payable to Agent or
                     ----
          any Lender pursuant to the Agreement or any of the other Loan
          Documents.

                    "Financial Covenants" means the financial covenants set
                     -------------------
          forth in Annex G.
                   -------

                    "Financial Statements" shall mean the consolidated and
                     --------------------
          consolidating income statements, statements of cash flows and balance sheets of Borrowers delivered in accordance with Section
                                                                   -------
          3.4 of the Agreement and Annex E to the Agreement.
          ---                      -------
                    "Fiscal Month" shall mean any of the monthly accounting
                     ------------
          periods of Borrowers.

                    "Fiscal Quarter" shall mean any of the quarterly
                     --------------
          accounting periods of Borrowers, ending on February 28, May 31, August 31 and November 30 of each year.

                    "Fiscal Year" shall mean any of the annual accounting
                     -----------
          periods of Borrowers ending on November 30 of each year.

                    "Fixtures" shall mean any "fixtures" as such term is
                     --------
          defined in the Code, now owned or hereafter acquired by any Credit Party.

                    "Funded Debt" shall mean, with respect to any Person,
                     -----------
          without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and which by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

                    "GAAP" shall mean generally accepted accounting
                     ----
          principles in Canada consistently applied, as such term is further defined in Annex G to the Agreement.
                             -------

                    "GE Capital" shall mean General Electric Capital
                     ----------
          Corporation, a New York corporation.

                    "GE Capital Fee Letter" shall mean that certain letter,
                     ---------------------
          dated as of May 7, 1999, between GE Capital and Borrowers with respect to certain Fees to be paid from time to time by Borrowers to GE Capital.

                    "General Intangibles" shall mean any "general

                     -------------------
          intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, and, in any event, including all right, title and interest which such Credit Party may now or hereafter have in or under any Contract, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

                    "Governmental Authority" shall mean any nation or
                     ----------------------
          government, any state, province, or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                    "Guaranteed Indebtedness" shall mean, as to any Person,
                     -----------------------
          any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor,
          (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

                    "Guaranties" shall mean, collectively, the Holdings
                     ----------
          Guaranty, each Subsidiary Guaranty, the Nucon Guaranty, the Energy Guaranty, each guarantee of each Canadian Subsidiary and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

                    "Guarantors" shall mean Holdings, the Canadian
                     ----------
          Subsidiaries, the Subsidiary Guarantors, Nucon, Energy and each other Person, if any, which executes a guarantee or other similar agreement in favor of Agent and Lenders in connection with the transactions contemplated by the Agreement and the other Loan Documents.

                    "Hazardous Material" shall mean any substance, material
                     ------------------
          or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "dangerous good", "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

                    "Holdings" shall mean American Eco Corporation, an
                     --------
          Ontario corporation.

                    "Holdings Guaranty" shall mean the guaranty of even
                     -----------------
          date herewith executed by Holdings in favor of Agent and Lenders.

                    "Indebtedness" of any Person shall mean without
                     ------------
          duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing
          Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

                    "Indemnified Liabilities" shall have the meaning
                     -----------------------
          assigned to it in Section 1.12.
                            ------------

                    "Indemnified Person" shall have the meaning assigned to
                     ------------------
          in Section 1.12.
             ------------

                    "Indenture" shall mean that certain Indenture dated as
                     ---------
          of May 21, 1998 by and among Holdings, the guarantors listed on the signature page thereto and State Street Bank and Trust Company, as trustee.

                    "Indenture Debt" shall mean the Indebtedness of any
                     --------------
          Credit Party under the Indenture whether evidenced by the Original Notes (as defined in the Indenture) or otherwise.

                    "Index Rate" shall mean the latest rate for 30-day
                     ----------
          dealer placed commercial paper (which for purposes hereof shall mean high grade unsecured notes sold through dealers by major corporations in multiples of $1,000) which normally is published in the "Money Rates" section of The Wall Street Journal (or if
                                          -----------------------
          such rate ceases to be so published, as quoted from such other generally available and recognizable source as Lender may select). The Index Rate shall be determined based upon the Index Rate as in effect each day and each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

                    "Index Rate Loan" shall mean a Loan or portion thereof
                     ---------------
          bearing interest by reference to the Index Rate.

                    "Industra Service Group" shall mean, collectively,
                     ----------------------
          Industra, Inc., a Washington corporation; and Industra Service Corp., a Washington corporation.

                    "Insolvency Laws" shall mean any of the Bankruptcy and
                     ---------------
          Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), and Title 11 of the United States Code, each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

                    "Instruments" shall mean any "instrument," as such term
                     -----------
          is defined in the Code, now owned or hereafter acquired by any Person, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                    "Intellectual Property" shall mean any and all
                     ---------------------
          Licenses, Patents, Copyrights, Trademarks,and the good will associated with such Trademarks.

                    "Interest Coverage Ratio" shall mean, with respect to
                     -----------------------
          any Person for any period, the ratio of EBITDA to Interest
          Expense.

                    "Interest Expense" shall mean, with respect to any
                     ----------------
          Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

                    "Interest Payment Date" means the first Business Day of
                     ---------------------
          each month to occur while such Loan is outstanding, and provided
                                                                  --------
          that, in addition to the foregoing, each of (a) the date upon
          ----
          which all of the Commitments have been terminated and the Loans have been paid in full and (b) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued under the Agreement.

                    "Inventory" shall mean any "inventory," as such term is
                     ---------
          defined in the Code, now or hereafter owned or acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

                    "Investment Property" shall mean all "investment
                     -------------------
          property" as such term is defined in Section 9-115 of the Code in those jurisdictions in which such definition has been adopted now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by any Credit Party; (iv) all commodity contracts held by any Credit Party; and (v) all commodity accounts held by any Credit Party.

                    "IRC" shall mean the Internal Revenue Code of 1986, as
                     ---
          amended, and all regulations promulgated thereunder.

                    "IRS" shall mean the Internal Revenue Service.
                     ---
                    "ITA" shall mean the Income Tax Act (Canada), as
                     ---
          amended, and all regulations promulgated thereunder.

                    ""L/C Issuer" shall have the meaning assigned to such
                     -----------
          term in Annex B.
                  -------

                    "L/C Sublimit" shall have the meaning assigned to such
                     ------------
          term in Annex B.
                  -------

                    "Lease Expenses" shall mean, with respect to any Person
                     --------------
          for any fiscal period, the aggregate rental obligations of such Person determined in accordance with GAAP which are payable in respect of such period under leases of real and/or personal property (net of income from subleases thereof, but including taxes, insurance, maintenance and similar expenses which the lessee is obligated to pay under the terms of such leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person or in the notes thereto, excluding, however, any such obligations under Capital Leases.

                    "Lenders" shall mean GE Capital, the other Lenders
                     -------
          named on the signature page of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender.

                    "Letter of Credit Fee" has the meaning ascribed thereto
                     --------------------
          in Annex B.
             -------

                    "Letter of Credit Obligations" shall mean all
                     ----------------------------
          outstanding obligations incurred by Agent and Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guaranty by Agent or purchase of a participation as set forth in Annex B with respect
                                                      -------
          to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by Agent or Lenders thereupon or pursuant thereto.

                    "Letters of Credit" shall mean commercial or standby

                     -----------------
          letters of credit issued for the account of any Borrower by any L/C Issuer, and bankers' acceptances issued by any Borrower, for which Agent and Lenders have incurred Letter of Credit
          Obligations.

                    "License" shall mean any license of rights or interests
                     -------
          now held or hereafter acquired by any Credit Party.

                    "Lien" shall mean any mortgage or deed of trust,
                     ----
          pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

                    "Litigation" shall have the meaning assigned to it in
                     ----------

          Section 3.13.
          ------------

                    "Loan Account" shall have the meaning assigned to it in
                     ------------
          Section 1.11.
          ------------

                    "Loan Documents" shall mean the Agreement, the Notes,
                     --------------
          the Collateral Documents and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent and/or Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

                    "Loans" shall mean the Revolving Loan.
                     -----

                    "Lock Boxes" shall have the meaning assigned to it in
                     ----------
          Annex C.
          -------

                    "Margin Stock" shall have the meaning assigned to it in
                     ------------
          Section 3.10.
          ------------

                    "Material Adverse Effect" shall mean a material adverse
                     -----------------------
          effect on (a) the business, assets, operations, prospects or financial or other condition of the Credit Parties considered as a whole, (b) any Borrower's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, (d) any other Credit Party's ability to pay any of the Obligations in accordance with any Loan Documents to which it is a party, or (e) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents. Without limiting the foregoing, any event or occurrence adverse to one or more Credit Parties which results or could reasonably be expected to result in costs and/or liabilities and/or loss of revenues, individually or in the aggregate, to any Credit Party in any 30-day period in excess of the lesser of $3,000,000 and twenty percent 20% of Borrowing Availability as of any date of determination shall be deemed to have had Material Adverse Effect.

                    "Maximum Amount" shall mean, as of any date of
                     --------------
          determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.

                    "Maximum Lawful Rate" shall have the meaning assigned
                     -------------------
          to it in Section 1.5(e).
                   --------------

                    "Multiemployer Plan" shall mean a "multiemployer plan"
                     ------------------
          as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                    "Net Borrowing Availability" shall mean as of any date
                     --------------------------
          of determination (a) as to all Borrowers, the lesser of (i) the Maximum Amount and (ii) the Aggregate Borrowing Base, in each such case, less the sum of Aggregate Revolving Loans then outstanding, or (b) as to an individual Borrower, the lesser of
          (i) the Maximum Amount less the sum of the Revolving Loan
                                 ----
          outstanding to all other Borrowers and (ii) that Borrower's separate Borrowing Base, less the sum of the Revolving Loan
                                   ----
          outstanding to that Borrower. The US Dollar Amount of the Revolving Loan outstanding to AEC Funding shall be used for the purposes of calculating Net Borrowing Availability.

                    "Net Worth" shall mean, with respect to any Person as
                     ---------
          of any date of determination, the book value of the assets of such Person, minus the sum of (a) reserves applicable thereto,
                       -----
          and (b) all of such Person's liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.

                    "Non-Consenting Lender" shall have the meaning assigned
                     ---------------------
          to it in Section 11.2(d).
                   ---------------

                    "Non-Funding Lender" shall have the meaning assigned to
                     ------------------
          it in Section 9.9(a)(ii).
                ------------------

                    "Notes" shall mean, collectively, the Revolving Notes.
                     -----

                    "Notice of Revolving Credit Advance" shall have the
                     ----------------------------------
          meaning assigned to it in Section 1.1(a).
                                    --------------

                    "Nucon" shall mean Nucon, Ltd. an Alberta corporation.
                     -----

                    "Nucon Guaranty" shall mean the guaranty executed by
                     --------------
          Nucon in favor of Agent and Lenders in respect of Holdings' Obligations arising under or in connection with the Holdings Guaranty.

                    "Obligations" shall mean all loans, advances, debts,
                     -----------
          liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

                    "Patents" shall mean all of the following in which any
                     -------
          Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all industrial designs and design patents of Canada or any other country, all registrations and recordings of the foregoing, and all applications for industrial designs and design patents of Canada and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

                    "PBGC" shall mean the Pension Benefit Guaranty
                     ----
          Corporation or any successor thereto.

                    "Pension Plan" shall mean a Plan described in Section
                     ------------                                 -------
          3(2) of ERISA.
          ----

                    "Permitted Acquisition" shall have the meaning assigned
                     ---------------------
          to it in Section 6.1.
                   -----------

                    "Permitted Encumbrances" shall mean the following
                     ----------------------
          encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable, or which are being contested in accordance with Section 5.2(b), (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $1,000,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h) zoning restrictions,
                                 --------------
          easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereinafter created Liens in favor of Agent, on behalf of Lenders; (j) Liens expressly permitted under clauses (b) and (c) of Section 6.7 of the Agreement; and (k) to
          -----------     ---    -----------
          the extent not included in clauses (a), (d) or (e) above, Prior Claims that are unregistered and that secure amounts that are not yet due and payable.

                    "Person" shall mean any individual, sole
                     ------
          proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, provincial, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

                    "Plan" shall mean, at any time, an employee benefit
                     ----
          plan, as defined in Section 3(3) of ERISA, which any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

                    "PPSA" shall mean the Personal Property Security Act
                     ----
          (Ontario) and the Regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of Agent's or Lenders' security interests in any Collateral are governed by the personal property security laws of any jurisdiction in Canada, other than Ontario, PPSA shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

                    "Prior Claims" shall mean all Liens created by
                     ------------
          applicable Canadian law (in contrast with Liens voluntarily granted) which rank or are capable of ranking prior to or pari passu with Agent's and Lenders' security interests (or the applicable equivalent thereof) against all or part of the Collateral, including for amounts owing for wages, employee deductions, goods and services taxes, sales taxes, employer health taxes, municipal taxes, workers' compensation, pension fund obligations and overdue rents.

                    "Proceeds" shall mean "proceeds," as such term is
                     --------
          defined in the Code and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral, (e) dividends, interest and distributions with respect to Investment Property, and (f) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

                    "Projections" means Holdings' forecasted consolidated
                     -----------
          and consolidating: (a) balance sheets; (b) profit and loss statements; and (c) cash flow statements, all prepared on a Subsidiary by Subsidiary or division by division basis, if applicable, and otherwise consistent with the historical Financial Statements of Holdings together with appropriate supporting details and a statement of underlying assumptions.

                    "Pro Rata Share" shall mean with respect to all matters
                     --------------
          relating to any Lender (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment by (ii) the aggregate Revolving Loan Commitments, and
          (b) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

                    "Proposed Change" shall have the meaning assigned to it
                     ---------------
          in Section 11.2(d).
             ---------------

                    "Protective Acquisition" shall mean the acquisition by
                     ----------------------
          Specialty Management Group, Inc. of all of the outstanding capital Stock of Protective Sealing, Inc., a Texas corporation, for up to 740,000 shares of capital Stock of Holdings.

                    "Qualified Plan" shall mean a Plan which is intended to
                     --------------
          be tax-qualified under Section 401(a) of the IRC.

                    "Real Estate" shall have the meaning assigned to it in
                     -----------
          Section 3.6.
          -----------

                    "Records" shall mean all of the following now owned or
                     -------
          hereafter acquired by any Credit Party: all present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data, property and general intangibles to the extent relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Credit Party with respect to the foregoing maintained with or by any other Person).

                    "Release" shall mean any release, threatened release,
                     -------
          spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

                    "Requisite Lenders" shall mean (a) Lenders having more
                     -----------------
          than sixty-six and two-thirds percent (66 2/3%) of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of all Loans.

                    "Reserves" shall mean, with respect to the Borrowing
                     --------
          Base of any Borrower (a) reserves established pursuant to Sections 1.1.(a), 1.6, 5.2(b) and 5.4(c), and (b) such other
          ----------------------------------------
          reserves against Eligible Accounts or Borrowing Availability of any Borrower which Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, reserves established to ensure the payment of all Prior Claims, accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent's credit judgment.

                    "Restricted Payment" shall mean with respect to any
                     ------------------
          Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Credit Party's Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course to Stockholders who are employees of such Credit Party; and (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or their Affiliates; except
                                                                    ------
          that, so long as no Default or Event of Default has occurred and
          ----
          is continuing, any Borrower or Borrower Group may (i) make loans or advances to Holdings, provided that, the proceeds of such
                                   -------- ----
          loans or advances are used by Holdings to make the regularly scheduled payment of interest (on a pre-default, non-accelerated basis) in respect of the Indenture Debt, and Borrowers collectively shall have Net Borrowing Availability of at least fifteen (15%) percent of the Aggregate Borrowing Base after giving effect to any payment pursuant to this clause (g)(i) and
          (ii) pay Holdings a management fee (or other fees of a similar nature) in an aggregate amount not to exceed $6,500,000 per annum.

                    "Retiree Welfare Plan" shall mean, at any time, a
                     --------------------
          Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

                    "Revolving Credit Advance" shall have the meaning
                     ------------------------
          assigned to it in Section 1.1(a)(i).
                            -----------------

                    "Revolving Lenders" shall mean, as of any date of
                     -----------------
          determination, Lenders having a Revolving Loan Commitment.

                    "Revolving Loan" shall mean, at any time, the sum of
                     --------------
          (i) the aggregate amount of Revolving Credit Advances outstanding to any Borrower or to all Borrowers plus (ii) the aggregate
                                              ----
          Letter of Credit Obligations incurred on behalf of any Borrower or all Borrowers. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

                    "Revolving Loan Commitment" shall mean (a) as to any
                     -------------------------
          Lender, the aggregate commitment of such Lender to make Revolving Credit Advances and/or incur Letter of Credit Obligations as set forth on Annex J to the Agreement or in the most recent
                   -------
          Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances and/or incur Letter of Credit Obligations, which aggregate commitment shall be Thirty Million US Dollars ($30,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

                    "Revolving Note" shall have the meaning assigned to it
                     --------------
          in Section 1.1(a)(ii).
             ------------------

                    "Security Agreement" shall mean the Security Agreement
                     ------------------
          of even date herewith entered into among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

                    "Settlement Date" shall have the meaning assigned to it
                     ---------------
          in Section 9.9(a)(ii).
             ------------------

                    "Solvent" shall mean (a) with respect to any Person
                     -------
          that is subject to Insolvency Laws of the United States of America, on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (iv) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital; and (b) with respect to any Person that is subject to Insolvency Laws of Canada, that on a particular date 1. the property of such Person is sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all of its obligations, due and accruing due,
          (ii) the property of such Person is, at a fair valuation, greater than the total amount of liabilities, including contingent liabilities, of such Person; (iii) such Person has not ceased paying its current obligations in the ordinary course of business as they generally become due; and (iv) such Person is not for any reason unable to meet its obligations as they generally become due. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability. With respect to any Credit Party, for the purposes of this definition only, the total amount of liabilities shall exclude any intercompany liabilities due and owing to any Credit Party.

                    "Specialty" shall mean Specialty Management Group,
                     ---------
          Inc., a Texas corporation.

                    "SRS" shall mean Separation and Recovery Systems, Inc.,
                     ---
          a Nevada corporation.

                    "Stated Expiry Date" shall mean the date which is two
                     ------------------
          (2) years from the Closing Date except that the Stated Expiry Date shall automatically be extended for two (2) consecutive one
          (1) year periods, the first of which shall commence on the second
          (2nd) anniversary of the Closing Date and, if so extended for such first one year period, the second of which shall commence on the third (3rd) anniversary of the Closing Date, unless prior to the then-current Stated Expiry Date (a) Borrower Representative, on behalf of Borrowers, notifies Agent, in writing, not less than sixty (60) days prior to the then-current Stated Expiry Date that Borrowers have elected not to extend the then-current Stated Expiry Date, or (b) Agent, on behalf of Lenders, notifies Borrower Representative, in writing, not less than sixty (60) days prior to the then-current Stated Expiry Date that Agent and Lenders have elected not to extend the then-current Stated Expiry Date. The foregoing notwithstanding, the Stated Expiry Date shall not be extended if, as of the then-current Stated Expiry Date, a Default or Event of Default then exists and is continuing beyond any applicable notice or cure periods. Nothing contained herein shall be deemed to be a commitment by Agent or Lenders, as of the date of this Agreement, to permit the extension of the Stated Expiry Date which is in effect on the date hereof. The Stated Expiry Date shall in no event be later than the fourth
          (4th) anniversary of the Closing Date.

                    "Stock" shall mean all shares, options, warrants,
                     -----
          general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

                    "Stockholder" shall mean, with respect to any Person,
                     -----------
          each holder of Stock of such Person.

                    "Subsidiary" shall mean, with respect to any Person,
                     ----------
          (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of Borrower.

                    "Subsidiary Guarantors" shall mean, individually and
                     ---------------------
          collectively, Lake Charles Construction Corporation, a Louisiana corporation; Cambridge Construction Service Corp., a Nevada corporation; H.E. Co. Services, Inc., a Texas corporation; and Industra Thermal Service Corp., a Washington corporation; Separation and Recovery Systems California, a California corporation; and NUS, Inc., a Washington corporation.

                    "Subsidiary Guaranty" shall mean the Subsidiary
                     -------------------
          Guaranty of even date herewith executed by the Subsidiary Guarantors in favor of Agent, on behalf of itself and Lenders.

                    "Switch Gear Division Sale" shall mean the arms-length
                     -------------------------
          sale by Controlled Power Limited Partnership of certain fixed assets and work-in-process of its switch gear division for a purchase price based upon the fair market value of the assets to be sold.

                    "Tangible Net Worth" shall mean, with respect to any
                     ------------------
          Person at any date, the Net Worth of such Person at such date, excluding, however, from the determination of the total assets at
          ---------  -------
          such date, (a) all goodwill, capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other intangible items, (b) all unamortized debt discount and expense, (c) treasury Stock, and
          (d) any write-up in the book value of any asset resulting from a revaluation thereof.

                    "Target" shall have the meaning assigned to it in
                     ------
          Section 6.1.
          -----------

                    "Taxes" shall mean taxes, levies, imposts, deductions,
                     -----
          Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or any political subdivision thereof.

                    "Termination Date" shall mean the date on which the
                     ----------------
          Loans have been indefeasibly repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged and Letter of Credit Obligations have been cash collateralized, canceled or backed by stand-by letters of credit in accordance with Annex B, and none of Borrowers shall
                                       -------
          have any further right to borrow any monies under the Agreement.

                    "Third Party Interactives" shall mean all Persons with
                     ------------------------
          whom any Credit Party exchanges data electronically in the ordinary course of business, including, without limitation, customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehousemen.

                    "Title IV Plan" shall mean a Pension Plan (other than a
                     -------------
          Multiemployer Plan), which is covered by Title IV of ERISA, and which any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                    "Trademarks" shall mean all of the following now owned
                     ----------
          or hereafter acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

                    "Turner Group" shall mean, collectively the Turner
                     ------------
          Group, Inc., a Delaware corporation; C.A. Turner Construction Company, a Delaware corporation; Action Contract Services, Inc., a Delaware corporation; and C.A. Turner Maintenance, Inc., a Texas corporation

                    "Unfunded Pension Liability" shall mean, at any time,
                     --------------------------
          the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

                    "United Eco Group" shall mean, collectively, United Eco
                     ----------------
          Systems, Inc. a Delaware corporation; and Eco Systems, Inc., a Delaware corporation.

                    "US Accounts" shall mean all "accounts," as such term
                     -----------
          is defined in the Code, now owned or hereafter acquired by any Credit Party and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Credit Party, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the Code),
          (b) all of each Credit Party's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to any Credit Party, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

                    "US Collection Account" shall mean that certain account
                     ---------------------
          of Agent, account number 502-328-54 in the name of Agent at Bankers Trust Company in New York, New York ABA No. 021 001 033 or such other account as may be specified in writing by Agent as the "US Collection Account".

                    "US Dollar Amount" shall mean, for any amount on any
                     ----------------
          particular date, the aggregate of:

                    (a) the portion, if any, of the amount denominated in US Dollars; and

                    (b) the Equivalent Amount in US Dollars (determined on such date unless otherwise specified herein) of the portion, if any, of the amount denominated in another currency.

                    "Year 2000 Assessment" shall mean a comprehensive
                     --------------------
          written assessment of the nature and extent of each Credit Party's Year 2000 Problems and Year 2000 Date-Sensitive Systems/Components, including, without limitation, Year 2000 Problems regarding data exchanges with Third Party Interactives.

                    "Year 2000 Corrective Actions" shall mean, as to each
                     ----------------------------
          Credit Party, all actions necessary to eliminate such Person's Year 2000 Problems, including, without limitation, computer code enhancements and revisions, upgrades and replacements of Year 2000 Date-Sensitive Systems/Components, and coordination of such enhancements, revisions, upgrades and replacements with Third Party Interactives.

                    "Year 2000 Corrective Plan" shall mean, with respect to
                     -------------------------
          each Credit Party, a comprehensive plan to eliminate all of its Year 2000 Problems on or before December 1, 1999, including without limitation (i) computer code enhancements or revisions,
          (ii) upgrades or replacements of Year 2000 Date-Sensitive Systems/Components, (iii) test and validation procedures, (iv) an implementation time line and budget and (v) designation of specific employees who will be responsible for planning, coordinating and implementing each phase or subpart of the Year 2000 Corrective Plan.

                    "Year 2000 Date-Sensitive System/Component" shall mean,
                     -----------------------------------------
          as to any Person, any system software, network software, applications software, data base, computer file, embedded microchip, firmware or hardware that accepts, creates, manipulates, sorts, sequences, calculates, compares or outputs calendar-related data accurately; such systems and components shall include, without limitation, mainframe computers, file server/client systems, computer workstations, routers, hubs, other network-related hardware, and other computer-related software, firmware or hardware and information processing and delivery systems of any kind and telecommunications systems and other communications processors, security systems, alarms, elevators and HVAC systems.

                    "Year 2000 Implementation Testing" shall mean, as to
                     --------------------------------
          each Credit Party, (i) the performance of test and validation procedures regarding Year 2000 Corrective Actions on a unit basis and on a systemwide basis; (ii) the performance of test and validation procedures regarding data exchanges among the Credit Parties' Year 2000 Date-Sensitive Systems/Components and data exchanges with Third Party Interactives, and (iii) the design and implementation of additional Corrective Actions, the need for which has been demonstrated by test and validation procedures.

                    "Year 2000 Problems" shall mean, with respect to each
                     ------------------
          Credit Party, limitations on the capacity or readiness of any such Credit Party's Year 2000 Date-Sensitive Systems/Components to accurately accept, create, manipulate, sort, sequence, calculate, compare or output calendar date information with respect to calendar year 1999 or any subsequent calendar year beginning on or after January 1, 2000 (including leap year computations), including, without limitation, exchanges of information among Year 2000 Date-Sensitive Systems/Components of the Credit Parties and exchanges of information among the Credit Parties and Year 2000 Date-Sensitive Systems/Components of Third Party Interactives and functionality of peripheral interfaces, firmware and embedded microchips.

                    Rules of construction with respect to accounting terms used in this Agreement or the other Loan Documents shall be as set forth in Annex G. All other undefined terms contained in any
                       -------
          of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

                    Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.